SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2007

TRAILER BRIDGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22837	13-3617986
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
10405 New Berlin Road East
Jacksonville, Florida		32226
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code:	(904)-751-7100

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        On August 6, 2007, Trailer Bridge issued a release regarding earnings for the second quarter of 2007. The text of the press release is attached as Exhibit 99.1.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

        On August 3, 2007, Trailer Bridge announced the appointment of Douglas E. Schimmel to the Company’s board of directors, bringing the current number of board members to seven. Mr. Schimmel is expected to be elected to the audit and compensation committees of the board.

        With the addition of Mr. Schimmel, Trailer Bridge reestablishes compliance with NASDAQ Marketplace Rule 4350 that requires a majority of the directors be independent. The Company regained full compliance well within the 180-day cure period set forth by NASDAQ. The text of the press release announcing Mr. Schimmel’s appointment as a director is attached as Exhibit 99.2, and a letter dated August 6, 2007 from NASDAQ regarding such compliance is attached as Exhibit 99.3.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

99.1	Press Release dated August 6, 2007 regarding 2nd quarter 2007 earnings release.

99.2	Press Release dated August 3, 2007 regarding the appointment of Douglas E. Schimmel asan independent director.

99.3	Letter dated August 6, 2007 from NASDAQ.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILER BRIDGE, INC.

Date: August 9, 2007	By: /s/ John D. McCown
John D. McCown
Chairman and Chief Executive Officer

EXHIBIT INDEX

No.                          Description of Exhibit

99.1	Press Release dated August 6, 2007 regarding 2nd quarter 2007 earnings release

99.2	Press Release dated August 3, 2007 regarding the appointment of Douglas E. Schimmel asan independent director

99.3	Letter dated August 6, 2007 from NASDAQ

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